UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Earliest Event Reported: February 8, 2004

                        Date of Report: February 13, 2004


                            Ferrellgas Partners, L.P.
                        Ferrellgas Partners Finance Corp.
                                Ferrellgas, L.P.
                            Ferrellgas Finance Corp.
            ---------------------------------------------------------

           (Exact name of registrants as specified in their charters)



        Delaware                  001-11331                  43-1698480
        Delaware                  333-06693                  43-1742520
        Delaware                  000-50182                  43-1698481
        Delaware                  000-50183                  14-1866671
--------------------------    ------------------    ----------------------------
    (States or other           Commission file            (I.R.S. Employer
    jurisdictions of               numbers              Identification Nos.)
    incorporation or
      organization)


                   One Liberty Plaza, Liberty, Missouri 64068
                  --------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrants' telephone number, including area code: (816) 792-1600

ITEM 5.  OTHER EVENTS

Contribution Agreement

     On February 8, 2004, Ferrellgas Partners, L.P., Ferrellgas, L.P., Ferrellgas, Inc., and FCI Trading Corp. entered into a Contribution Agreement. FCI Trading is a wholly-owned subsidiary of Ferrell Companies, Inc., which also owns Ferrellgas, Inc. Ferrellgas, Inc. is the general partner of both Ferrellgas Partners and Ferrellgas, L.P.

     Pursuant to the Contribution Agreement, FCI Trading has agreed to convert an entity it intends to acquire, Blue Rhino Corporation, to a limited liability company, Blue Rhino LLC. FCI Trading's proposed acquisition of Blue Rhino Corporation will be made pursuant to the terms of an Agreement and Plan of Merger described below. Upon that conversion, FCI Trading will contribute to Ferrellgas Partners a portion of the membership interests in Blue Rhino LLC and Ferrellgas Partners will assume FCI Trading's obligations under the Agreement and Plan of Merger to pay the consideration of $17.00 per share to the then former common stockholders of Blue Rhino Corporation together with specific other obligations.

     After that contribution, Ferrellgas Partners will contribute to Ferrellgas, L.P. its membership interests in Blue Rhino LLC and Ferrellgas, L.P. will assume Ferrellgas Partners' obligation to pay the merger consideration of $17.00 per share to the former common stockholders of Blue Rhino Corporation together with specific other obligations. Blue Rhino LLC will then be merged with and into Ferrellgas, L.P.

     As consideration for FCI Trading's net contribution to Ferrellgas Partners, Ferrellgas Partners will issue to FCI Trading common units representing limited partner interests in Ferrellgas Partners. The value of those common units to be issued will be approximately $8.7 million less the value of the remaining portion of the membership interests in Blue Rhino LLC to be contributed by Ferrellgas, Inc. to both Ferrellgas Partners and Ferrellgas, L.P. to maintain its overall 2% general partner interest in the partnerships as a result of transactions occurring at or shortly after the closing.

     The Contribution Agreement contains standard representations and warranties and the closing is conditioned upon the closing of the transactions contemplated by the Agreement and Plan of Merger. The Contribution Agreement will terminate if the Agreement and Plan of Merger is terminated.

     Both  FCI  Trading  and  Ferrellgas   Partners  have  agreed  to  indemnify
Ferrellgas, Inc. from any damages incurred by Ferrellgas, Inc. related to the assumption of the obligations described above.

     A  conformed  copy of the  Contribution  Agreement  is  attached  hereto as
Exhibit 2.1 and incorporated herein by reference. The description herein of the Contribution Agreement and the transactions contemplated thereby is qualified in its entirety by reference to such exhibit.

Agreement and Plan of Merger

     FCI Trading is also a party to an Agreement and Plan of Merger dated as of February 8, 2004, among Blue Rhino Corporation, Diesel Acquisition Corp. LLC, FCI Trading and Ferrell Companies. Diesel Acquisition was formed solely for the transactions contemplated by the Agreement and Plan of Merger and is a wholly-owned subsidiary of FCI Trading. Pursuant to the Agreement and Plan of Merger, Diesel Acquisition will be merged with and into Blue Rhino Corporation, with Blue Rhino Corporation being the surviving entity. FCI Trading has agreed to pay the common stockholders of Blue Rhino Corporation $17.00 per share upon the closing of the merger.

     In addition, each vested stock option and warrant that permits its holder to purchase common stock of Blue Rhino Corporation and that is outstanding immediately prior to the merger will be converted into the right to receive a cash payment from Blue Rhino Corporation equal to the difference between $17.00 per share and the applicable exercise price of the stock option or warrant; unvested options and warrants not otherwise subject to automatic accelerated vesting upon a change in control will vest on a pro rata basis, based on their original vesting date, through the day immediately prior to the closing date of the merger.

     For the merger to occur, several conditions must be met, including the approval and adoption of the Agreement and Plan of Merger by Blue Rhino Corporation's stockholders, and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     In addition, the Agreement and Plan of Merger may be terminated under a number of circumstances, including:

o by either FCI Trading or Blue Rhino Corporation, if the merger has not closed by August 3, 2004;

o by either FCI Trading or Blue Rhino Corporation, if Blue Rhino Corporation 's stockholders do not approve and adopt the Agreement and Plan of Merger at a special meeting of Blue Rhino Corporation's stockholders;

o by either FCI Trading or Blue Rhino Corporation, if (i) Blue Rhino Corporation 's Board of Directors approves or recommends to its stockholders an alternate acquisition proposal made by someone other than FCI Trading to acquire Blue Rhino Corporation or (ii) Blue Rhino Corporation receives an unsolicited tender offer to acquire control of Blue Rhino Corporation, and its Board recommends to its stockholders to either accept the tender offer or otherwise fails to recommend that its stockholders reject such tender offer within 10 business days of receiving notice of the tender offer; however, prior to the termination of the Agreement and Plan of Merger by Blue Rhino Corporation under these circumstances, the Board of Directors of Blue Rhino Corporation must determine in good faith that its failure to accept an alternate acquisition proposal would constitute a breach of its fiduciary duties; or

o by FCI Trading within 10 days after the date of the Blue Rhino Corporation stockholder's meeting, if FCI Trading and its affiliates have exercised good faith reasonable best efforts to obtain financing on reasonable commercial terms (which reasonableness will be determined based on whether there has been a material adverse change in the pricing then available for the securities of Ferrellgas Partners from the pricing available as of the date of the Agreement and Plan of Merger) for the payment of the merger consideration and have been unable to do so.

If the Agreement and Plan of Merger is terminated by FCI Trading as a result of:

o the failure of the stockholders of Blue Rhino Corporation to approve and adopt the Agreement and Plan of Merger while an alternate acquisition proposal is pending; or

o the determination by the Board of Directors of Blue Rhino Corporation that its failure to accept an alternate acquisition proposal from someone other than FCI Trading would constitute a breach of its fiduciary duty;

Blue Rhino Corporation would be obligated to pay FCI Trading a termination fee of $10 million.

     If FCI Trading exercises its right to terminate the Agreement and Plan of Merger due to its and its affiliates failure to obtain financing as described above, FCI Trading would be obligated to pay Blue Rhino Corporation a termination fee of $10 million.

     If the Agreement and Plan of merger is terminated under any other circumstance by any party thereto on account of a material and willful breach of the Merger Agreement, the breaching party is subject to liability under applicable law.

     FCI Trading has also entered into a Voting Agreement with three stockholders of Blue Rhino Corporation pursuant to which those stockholders have agreed to vote their shares of common stock of Blue Rhino Corporation in favor of the merger and to approve and adopt the Agreement and Plan of Merger. Those shares represent approximately 26.8% of the shares of common stock of Blue Rhino Corporation entitled to vote.

     A conformed copy of the Agreement and Plan of Merger is attached  hereto as
Exhibit 99.2 and incorporated herein by reference. The description herein of the merger and the Agreement and Plan of Merger is qualified in its entirety by reference to such exhibit.

Ancillary Transactions

     FCI Trading, Ferrell Companies and Diesel Acquisition would not have entered into the Agreement and Plan of Merger but for the simultaneous execution of the Voting Agreement described above and the agreements described below. None of the transactions contemplated by the following agreements will occur unless the merger has closed in accordance with the terms of the Agreement and Plan of Merger.

o Mr. James E. Ferrell, Chairman, President and Chief Executive Officer of Ferrellgas, Inc., entered into a Unit Purchase Agreement with Ferrellgas Partners dated February 8, 2004, pursuant to which he has agreed to purchase common units with an aggregate value of up to $5 million.

o Billy D. Prim, the Chairman and Chief Executive Officer of Blue Rhino, entered into an Employment Agreement dated February 8, 2004, with Ferrell Companies, Inc. and Ferrellgas, Inc. that will become effective upon the closing of the merger in accordance with the terms of the Agreement and Plan of Merger and that will supercede and replace Mr. Prim's current Employment Agreement with Blue Rhino Corporation. Mr. Prim is also expected to be named to the Board of Directors of Ferrellgas, Inc. upon the effectiveness of this employment agreement.

o Mr. Prim has entered into a Real Property Contribution Agreement with Ferrellgas Partners dated February 8, 2004, pursuant to which he will contribute to Ferrellgas Partners real property in Yadkin County, North Carolina currently leased to Blue Rhino Corporation in exchange for common units with an aggregate value of $3.15 million.

o Mr. Prim and the other two Blue Rhino Corporation stockholders who executed the Voting Agreement described above, each entered into Unit Purchase Agreements with Ferrellgas Partners dated February 8, 2004, pursuant to which they have agreed to purchase common units with an aggregate value of $31 million.

o The Blue Rhino Corporation stockholders who entered into the Unit Purchase Agreements and Real Property Contribution Agreement described above, each entered into a Registration Rights Agreement with Ferrellgas Partners dated February 8, 2004, that require Ferrellgas Partners to register the common units to be acquired by them within 90 days after issuance of those common units.

     A conformed copy of Mr. Ferrell's Unit Purchase Agreement is attached hereto as Exhibit 99.3 and incorporated herein by reference. The description herein of the Unit Purchase Agreement is qualified in its entirety by reference to such exhibit.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of businesses acquired.

                  Not applicable.

         (b)      Pro forma financial information.

                  Not applicable.

         (c)      Exhibits.

     The Exhibits listed in the Index to Exhibits are filed as part of this Current Report on Form 8-K.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       FERRELLGAS PARTNERS, L.P.

                                       By Ferrellgas, Inc., its general partner


Date:  February 13, 2004               By  /s/ Kevin T. Kelly
                                       -----------------------------------------
                                       Kevin T. Kelly
                                       Senior Vice President and
                                       Chief Financial Officer



                                       FERRELLGAS PARTNERS FINANCE CORP.

Date: February 13, 2004                By  /s/ Kevin T. Kelly
                                       -----------------------------------------
                                       Kevin T. Kelly
                                       Senior Vice President and
                                       Chief Financial Officer


                                       FERRELLGAS, L.P.

                                       By Ferrellgas, Inc., its general partner


Date: February 13, 2004                By  /s/ Kevin T. Kelly
                                       -----------------------------------------
                                       Kevin T. Kelly
                                       Senior Vice President and
                                       Chief Financial Officer



                                       FERRELLGAS FINANCE CORP.


Date: February 13, 2004                By  /s/ Kevin T. Kelly
                                       -----------------------------------------
                                       Kevin T. Kelly
                                       Senior Vice President and
                                       Chief Financial Officer

                                INDEX TO EXHIBITS
                                -----------------


    Exhibit No.                       Description of Exhibit
    -----------                       ----------------------

        2.1 Contribution Agreement dated February 8, 2004, by and among FCI Trading Corp., Ferrellgas, Inc., Ferrellgas Partners, L.P. and Ferrellgas, L.P.

        99.1         Press Release of Ferrellgas Partners, L.P. dated
                     February 9, 2004

        99.2 Agreement and Plan of Merger, dated as of February 8, 2004, by and among Blue Rhino Corporation, FCI Trading Corp., Diesel Acquisition, LLC, and Ferrell Companies, Inc.

        99.3 Unit Purchase Agreement dated February 8, 2004, between Ferrellgas Partners, L.P. and James E. Ferrell